                                                          Exhibit 99.3


                         CONSENT OF PROPOSED DIRECTOR

        I hereby consent to being named in this Registration Statement on Form S-1 as a proposed director of International Total Services, Inc. (the "Company") and have agreed to serve as a director of the Company if elected.


                                                /s/ Jerry V. Jarrett

June 17, 1997